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                                                                    EXHIBIT 6(a)



                               PICK-UPS PLUS, INC.

                               FRANCHISE AGREEMENT


         This Franchise Agreement ("this Agreement"), made this _____ day of _______________________, 19____, by and between PICK-UPS PLUS, INC., a corporation formed and operating under the laws of the State of Delaware and having its principal place of business at 3532 Irwin Simpson Road, Suite 85, Mason, Ohio 45040 ("Franchisor"), and _________________________________________
_______________________________________________________________________________
____________________________________________________________ ("Franchisee").

                                   WITNESSETH:

         WHEREAS, Franchisor, over a period of time and as the result of the expenditure of time, expertise, effort and money, (i) has developed and owns a unique System ("System"), identified by the Marks (as hereinafter defined) relating to the establishment, development and operation of a retail facility offering and selling pick-up truck accessories and related merchandise and services ("Franchised Business"); and (ii) may develop certain private label and other merchandise and products bearing the Marks ("Trademarked Product Lines"), all of which may be changed by Franchisor from time to time; and

         WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive interior and exterior layout, decor and color scheme; exclusively designed signage, decorations, furnishings and materials; the PICK-UPS PLUS Confidential Operations Manual ("Manual"); the Trademarked Product Lines (if developed); a Proprietary Software Package ("Software") (if developed); methods and techniques for promoting pick-up truck accessories and related merchandise and services; special techniques for packaging, display, merchandising and marketing of products and services; procedures for maintenance; retail business operating methods; and methods and techniques for inventory and cost controls, record keeping and reporting, personnel management and training, purchasing, marketing, sales promotion and advertising, all of which may be changed, improved and further developed by Franchisor from time to time; and

         WHEREAS, Franchisor's President, John J. Fitzgerald, is the owner of the right, title and interest together with all the goodwill connected thereto in and to the trade names, service marks and trademarks "PICK-UPS PLUS", "PICK-UPS PLUS YOUR TRUCK STORE", associated logos and commercial symbols, and such other trade names, service marks and trademarks as are now designated (and may hereinafter be designated by Franchisor in writing) as part of the System ("Marks(s)"); and has granted Franchisor the right to sublicense these Marks to Franchisor's franchisees; and

         WHEREAS, Franchisor will continue to develop, use and control such Marks for the benefit and use of itself and its franchisees in order to identify for the public the source of products and services marketed thereunder and to represent the System's high standards of quality of operations, services, products and appearance; and

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         WHEREAS, Franchisor continues to develop, use and control the Marks for the benefit and use of Franchisor and its franchisees in order to identify for the public the source of the products and services marketed thereunder and to represent the System's high standards of operations, quality, products, appearance and service; and

         WHEREAS, Franchisor grants to certain qualified persons franchises to own and operate PICK-UPS PLUS businesses providing products and services authorized and approved by Franchisor in utilizing the System and Marks, and Franchisee desires to operate a Franchised Business under the System and wishes to obtain a franchise from Franchisor for that purpose, as well as to receive the training and other assistance provided by Franchisor in connection therewith; and

         WHEREAS, Franchisee understands and acknowledges the importance of Franchisor's high and uniform standards of quality and service and the necessity of operating the Franchised Business in conformity with Franchisor's standards and specifications; and

         WHEREAS, Franchisor expressly disclaims the making of and Franchisee acknowledges that it has not received nor relied upon any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Franchisee acknowledges that it has read this Agreement and Franchisor's Uniform Franchise Offering Circular and all exhibits thereto upon which it has exclusively relied, and that it has no knowledge of any representations by Franchisor or its officers, directors, shareholders, employees or agents that are contrary to the statements made in Franchisor's Uniform Franchise Offering Circular or to the terms herein.

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party, hereby agree as follows:

I.          APPOINTMENT AND FRANCHISE FEE

         A. Franchisor hereby grants to Franchisee, upon the terms and conditions herein contained, the right, franchise and privilege to conduct the Franchised Business in accordance with the System, as it may be changed, improved and further developed from time to time, including the use of the trade name "PICK-UPS PLUS", the trademark "PICK-UPS PLUS YOUR TRUCK STORE" and the other Marks, and Franchisee undertakes the obligation to operate such Franchised Business strictly in accordance with the System as it may be changed, improved and further developed from time to time, at one (1) location only, such location to be:

            1._________________________________________________________________

_______________________________________________________________________________

______________________________________________________________ ("Premises"); or

            2. At one (1) location to be designated, as provided in Paragraph
III.  hereof within the following area: _______________________________________

_______________________________________________________________________________




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Provided, however, that when a location has been designated and approved by the parties, said location shall be deemed to have been designated in Paragraph I.A.1., as if originally set forth therein.

         B. Franchisor will not, so long as this Agreement is in force and effect and Franchisee is not in default under any of the terms hereof, franchise or operate any other PICK-UPS PLUS business within the following area:
_________________________________________________________ ("Designated Area").
A map of the Designated Area is attached to this Agreement as Exhibit A. However, Franchisor has the right, in its sole discretion, to franchise or operate another PICK-UPS PLUS business outside of the Designated Area as Franchisor, in its sole and exclusive discretion, deems appropriate.

            1. Although neither Franchisor nor its affiliates will operate a PICK-UPS PLUS business within the Designated Area, Franchisor and its affiliates reserve the right, both within and outside of the Designated Area, to offer and sell at wholesale, retail, via catalog, or through any other distribution system, products and services including, but not limited to, the Trademarked Product Lines (if developed), which comprise, or may in the future comprise, a part of the System. Such products may be resold at retail or through any other distribution channel including, but not limited to, department stores, garden centers and other businesses to the general public by such entities.

            2. Franchisor and its affiliates further reserve the right, both within and outside the Designated Area, to sell at both wholesale and retail all products and services which do not comprise a part of the System. Franchisor and its affiliates also reserve the right, both within and outside the Designated Area, to establish a business operating under a format and trademarks and service marks distinct from the PICK-UPS PLUS System.

            3. Franchisee shall engage only in the retail sale of pick-up truck accessories and related products, and Franchisee agrees not to engage in the wholesale sale and/or distribution of any product offered for sale through the Franchised Business, except if authorized in writing by Franchisor. "Wholesale Sale and/or Distribution" shall mean any sale and/or distribution of product by Franchisee to a third party for resale, retail sale or further distribution by such third party.

         C. In consideration of the franchise granted herein, Franchisee shall pay to Franchisor upon execution of this Agreement, a Franchise Fee ("Franchise Fee") according to the following schedule: (INITIAL THE PROVISION THAT APPLIES.)

         __ 1. The initial Franchise Fee is TWENTY-FIVE THOUSAND Dollars ($25,000.00).

         __ 2. The Franchise Fee for each additional franchise purchased by an existing franchisee is TWENTY THOUSAND Dollars ($20,000.00).

         Said fee shall be deemed fully earned and non-refundable upon payment thereof as consideration for expenses incurred by Franchisor in furnishing assistance and services to Franchisee and for Franchisor's lost or deferred opportunity to franchise others, except as may be specifically provided in this Agreement, Exhibit B or any other exhibit attached hereto.



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         D. Franchisee acknowledges that because complete and detailed uniformity under many varying conditions may not be possible or practical, Franchisor specifically reserves the right and privilege, at its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary standards for any System franchisee based upon the peculiarities of the particular site or circumstance, population of trade area, density of population, business potential, existing business practices or any other condition which Franchisor deems to be of importance to the successful operation of such franchisee's business. Franchisee shall not be entitled to require Franchisor to disclose or grant to Franchisee a like or similar variation hereunder.

II.         TERM AND RENEWAL

         A. This Agreement shall be effective and binding from the date of its execution for an initial term of five (5) years from the date of this Agreement or for the term of any lease for the Franchised Business, whichever is shorter.

         B. Franchisee shall have the right to renew this franchise at the expiration of the initial term of the franchise. Franchisee shall have the right to renew the franchise for a total of three (3) additional successive terms of five (5) years each or for the term of any lease for the Franchised Business, whichever is shorter, provided that all of the following conditions have been fulfilled:

            1. Franchisee has, during the entire term of this Agreement and any subsequent renewals, complied with all its provisions;

            2. Franchisee maintains possession of the Franchised Business and by the expiration date of this Agreement has brought the Franchised Business into full compliance with the specifications and standards then applicable for a new or renewing Franchised Business and presents evidence satisfactory to Franchisor that it has the right to remain in possession of the Premises for the duration of any renewal term; or, in the event Franchisee is unable to maintain possession of the Premises, or in the judgment of Franchisor the Franchised Business should be relocated, Franchisee secures substitute premises approved by Franchisor, in its sole discretion, and has, at Franchisee's sole cost and expense (with respect to which Franchisor has not made any estimate or other representation), furnished, stocked, equipped, remodeled, redesigned, modernized or redecorated such premises to bring the Franchised Business at its previous or substitute premises into full compliance with the then-current specifications and standards;

            3. Franchisee has given notice of renewal to Franchisor as provided below;

            4. Franchisee has satisfied all monetary obligations owed by Franchisee to Franchisor and Franchisor's affiliate(s) and has timely met these obligations throughout the term of this Agreement;

            5. Franchisee has executed upon renewal Franchisor's then-current form of the Franchise Agreement (with appropriate modifications to reflect the fact that the Franchise Agreement



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relates to the grant of a renewal franchise), which agreement shall supersede in all respects this Agreement, and the terms of which may differ from the terms of this Agreement including, without limitation, a different percentage Continuing Services and Royalty Fee ("Royalty Fee"), advertising contribution or territorial grant; provided, however, Franchisee shall not be required to pay the then-current Franchise Fee or its equivalent;

            6. Franchisee has complied with Franchisor's then-current qualification and training requirements; and

            7. Franchisee has executed a general release, in the then-current form prescribed by Franchisor, of any and all claims against Franchisor and its affiliates, their respective officers, directors, agents, shareholders and employees.

         C. If Franchisee desires to renew this franchise at the expiration of this Agreement, Franchisee shall give Franchisor written notice of its desire to renew at least six (6) months, but not more than twelve (12) months, prior to the expiration of the term of this Agreement. Within ninety (90) days after its receipt of such timely notice, Franchisor shall furnish Franchisee with written notice of: (1) reasons which could cause Franchisor not to grant a renewal to Franchisee including any deficiencies which require correction and a schedule for correction thereof by Franchisee; and (2) Franchisor's then-current requirements relating to the image, appearance, decoration, furnishing, equipping and stocking of the Franchised Business, and a schedule for effecting such upgrading or modifications in order to bring the Franchised Business in compliance therewith, as a condition of renewal. Renewal of the franchise shall be conditioned upon Franchisee's compliance with such requirements and continued compliance with all the terms and conditions of this Agreement up to the date of termination, provided, however, that in the event Franchisee is diligently and in good faith curing any deficiencies as required by Franchisor, the term of this Agreement shall be extended for a period of time equal to the number of days required to cure such deficiency as determined by Franchisor.

         D. Franchisor shall give Franchisee written notice of its election not to renew the franchise three (3) months prior to the expiration of the initial term of this Agreement or any renewal term. Such notice shall specify the reasons for non-renewal.

III.        BUSINESS LOCATION

         A. Franchisee may operate the Franchised Business only at the location specified in Paragraph I. hereof. If the lease for the site of the Franchised Business expires or terminates without fault of Franchisee, or if the site is destroyed, condemned or otherwise rendered unusable, or as otherwise may be agreed upon in writing by Franchisor and Franchisee, Franchisor may, in its sole discretion, grant permission for relocation of the Premises within Franchisee's Designated Area at a location and site acceptable to Franchisor. Any such relocation shall be at Franchisee's sole expense and Franchisor shall have the right to charge Franchisee for any costs incurred by Franchisor including, but not limited to, legal and accounting fees, plus a fee of TWO HUNDRED Dollars ($200.00) for providing such assistance ("Relocation Fee").



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         B. Franchisee will be solely responsible for purchasing or leasing a suitable site for the Franchised Business. If the franchise location is not designated above, Franchisor shall use reasonable efforts to help analyze Franchisee's market area, to help determine site feasibility, and to assist in the designation of the franchise location. While Franchisor shall utilize its experience and expertise in approval of a location, nothing contained herein shall be interpreted as a guarantee of success for said location nor shall any site recommendation or approval made by Franchisor be deemed a representation that any particular site is available for use as a Franchised Business. Prior to the acquisition by lease or purchase of any site for the Premises, Franchisee shall submit a description of the proposed site to Franchisor, together with a letter of intent or other evidence satisfactory to Franchisor which confirms Franchisee's favorable prospects for obtaining the proposed site. Franchisor shall thereafter approve or disapprove such proposed site in the exercise of its sole discretion and so advise Franchisee in writing within fifteen (15) business days after receiving Franchisee's written proposal.

         C. After receiving Franchisor's written approval of the location of the Premises as provided in Paragraph III.B. hereof, Franchisee shall submit the proposed lease (if the Premises are to be leased) or a binding agreement to purchase the site, for approval by Franchisor. Franchisor's approval of the lease may be conditioned upon inclusion of terms in the lease acceptable to Franchisor and, at Franchisor's option, shall contain such provisions as Franchisor may reasonably require including, but not limited to:

            1. A provision reserving to Franchisor the right, at Franchisor's election, to receive an assignment of the leasehold interest upon termination or expiration of this Agreement;

            2. A provision which expressly requires the lessor of the Premises to provide Franchisor all sales and other information it may have related to the operation of the Franchised Business, as Franchisor may request;

            3. A provision which requires the lessor concurrently to provide Franchisor with a copy of any written notice of deficiency under the lease sent to Franchisee and which grants to Franchisor, in its sole discretion, the right (but not the obligation) to cure any deficiency under the lease within fifteen
(15) business days after the expiration of the period in which Franchisee may cure the default should Franchisee fail to do so;

            4. A provision which evidences the right of Franchisee to display the Marks in accordance with the specifications required by the Manual, subject only to the provisions of applicable law;

            5. A provision that the Premises shall be used only for the operation of a Franchised Business; and

            6. A provision which expressly states that any default under the lease shall constitute a default under this Agreement, and any default under this Agreement shall constitute a default under the lease.



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         D. In the event no acceptable site is found and approved by the parties within sixty (60) days from the date of this Agreement, then, and in that event, upon written application from either party, this contract shall be terminated and any funds received by Franchisor shall be returned to Franchisee minus the costs incurred by Franchisor in its site evaluation activities in an amount not to exceed TEN THOUSAND Dollars ($10,000.00). Upon return of said amount, Franchisor shall be fully and forever released from any claims or causes of action Franchisee may have under or pursuant to this Agreement and Franchisee shall have no further right, title or interest in the Marks or the System and any rights shall automatically revert to Franchisor.

         E. Promptly after obtaining possession of the site for the Franchised Business, Franchisee shall: (i) cause to be prepared and submit for approval by Franchisor or Franchisor's architect, at Franchisee's sole expense, a site survey and any modifications to Franchisor's basic architectural plans and specifications (not for construction) for the Franchised Business (including requirements for dimensions, exterior design, materials, interior design and layout, equipment, fixtures, furniture, signs and decorating) required for the development of the Franchised Business at the site leased or purchased therefor, provided that Franchisee may modify Franchisor's basic plans and specifications only to the extent required to comply with all applicable ordinances, building codes and permit requirements and with prior notification to and approval by Franchisor; (ii) obtain all required zoning changes; all required building, utility, sign permits, licenses and any other required permits and licenses;
(iii) purchase or lease equipment, fixtures, furniture and signs as provided herein; (iv) complete the construction and/or remodeling, equipment, fixture, furniture and sign installation and decorating of the Franchised Business in full and strict compliance with plans and specifications therefor approved by Franchisor and all applicable ordinances, building codes and permit requirements; (v) obtain all customary contractors' sworn statements and partial and final waivers of lien for construction, remodeling, decorating and installation services, unless Franchisor waives this requirement; and (vi) otherwise complete development of and have the Franchised Business ready to open and commence the conduct of its business in accordance with Paragraph XII. hereof.

         F. Franchisee shall be required to periodically make reasonable capital expenditures to remodel, modernize and redecorate the Premises so that the Franchised Business will reflect the then-current image intended to be portrayed by the PICK-UPS PLUS business. All remodeling, modernization or redecoration of the Premises must be done in accordance with the standards and specifications as prescribed by Franchisor from time to time and with the prior written approval of Franchisor. All replacements must conform to Franchisor's then-current quality standards and specifications and must be approved by Franchisor in writing. Franchisor recommends, but currently does not require, that Franchisee set aside funds to be used for remodeling and updating the Franchised Business. Franchisee shall not be required to remodel, modernize and redecorate the Premises more than once during the initial term of this Agreement requiring expenditures in excess of TEN THOUSAND Dollars ($10,000.00); however, maintenance of the Premises and modifying or replacing equipment may exceed this amount, and maintenance costs and equipment costs may not be credited to remodeling, modernization or redecoration expenditures.



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IV.         TRAINING AND ASSISTANCE

         A. Franchisor shall make training available to Franchisee, Franchisee's designated manager and one (1) employee of Franchisee per franchise. Training for individuals in excess of the number specified in this Paragraph IV. shall be provided at Franchisor's standard rate. Franchisee and/or its designated manager shall successfully complete the initial training program prior to commencement of business operations. The training program shall include both classroom and on-the-job training at a Franchisor-designated facility. The training program at Franchisor's designated location shall be approximately two (2) to three (3) weeks and shall cover material aspects of the operation of the Franchised Business including, without limitation, general bookkeeping procedures; retail operational techniques; techniques for display and sale of products; marketing, promotion and advertising techniques; inventory ordering techniques; administrative procedures; maintenance procedures; deployment of labor; product knowledge; customer service techniques; customer relations techniques; and maintenance of quality standards. All expenses incurred by Franchisee and its employees in attending such program including, without limitation, travel costs, room and board expenses, and employees' salaries shall be the sole responsibility of Franchisee.

         B. For approximately one (1) week prior to and during commencement of operations of the Franchised Business, Franchisor will furnish to Franchisee, at the Premises and at Franchisor's expense, one (1) of Franchisor's representatives for the purpose of facilitating the opening of Franchisee's Franchised Business. During this period, such representative will also assist Franchisee in establishing and standardizing procedures and techniques essential to the operation of the Franchised Business and shall assist in training personnel. Should Franchisee request additional assistance from Franchisor in order to facilitate the opening of the Franchised Business, or should Franchisor deem it necessary to provide such assistance, Franchisee shall reimburse Franchisor for the expense of Franchisor providing such additional assistance at the then-current rates published in the Manual including, but not limited to, travel and lodging expenses for Franchisor or its representative.

         C. If Franchisor determines, in its sole discretion, that Franchisee or its designated manager is unable to satisfactorily complete the training program at Franchisor's headquarters, Franchisor shall have the right to require that Franchisee or its designated manager successfully complete additional training or to terminate this Agreement in the manner herein provided. If this Agreement is terminated pursuant to this Paragraph IV., Franchisor shall return to Franchisee the Franchise Fees paid by Franchisee to Franchisor minus the expenses incurred by Franchisor as of such date for providing training to Franchisee and other expenses incurred by Franchisor not to exceed FIFTEEN THOUSAND Dollars ($15,000.00). Franchisor shall have the option to purchase the lease for the site from Franchisee at terms to be agreed upon by the parties. Upon return of said amount, Franchisor shall be fully and forever released from any claims or causes of action Franchisee may have under or pursuant to this Agreement and Franchisee shall have no further right, title or interest in the Marks or the System and any rights shall automatically revert to Franchisor. Notwithstanding the foregoing, Franchisee shall be bound by all provisions regarding confidentiality as set forth in Paragraphs VI., VII. and XV. of this Agreement.

         D. If Franchisee designates new or additional managers after the initial training program, Franchisor shall provide training to such managers to the extent that Franchisor can reasonably



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accommodate such managers in Franchisor's regularly scheduled training course.
Additional managers employed by Franchisee shall be trained by Franchisor at the then-current rates published by Franchisor in the Manual. Franchisee shall be responsible for all expenses incurred by Franchisee or Franchisee's employees in attending such additional training including, without limitation, travel costs, room and board expenses and employees' salaries.

         E. Franchisor from time to time may provide and, if it does, may require that previously-trained and experienced franchisees and their managers or employees attend and successfully complete continuing education and training programs or seminars to be conducted at such location as may be designated by Franchisor. Attendance at such continuing educational training programs or seminars shall be at Franchisee's sole expense; provided, however, that attendance will not be required at more than one (1) such program in any calendar year and shall not collectively exceed three (3) business days in duration during any calendar year.

V.          PROPRIETARY MARKS

         A. Franchisee acknowledges that John J. Fitzgerald is the owner of the Marks and that Franchisee's right to use the Marks is derived solely from this Agreement and is limited to the conduct of business by Franchisee pursuant to and in compliance with this Agreement and all applicable standards, specifications and operating procedures prescribed by Franchisor from time to time during the term of this Agreement. Any unauthorized use of the Marks by Franchisee is a breach of this Agreement and an infringement of the rights of Franchisor in and to the Marks. Franchisee acknowledges that all usage of the Marks by Franchisee and any goodwill established by Franchisee's use of the Marks shall inure to the exclusive benefit of John J. Fitzgerald and Franchisor and that this Agreement does not confer any goodwill or other interests in the Marks upon Franchisee. Franchisee shall not, at any time during the term of this Agreement or after its termination or expiration, contest the validity, strength, enforceability or ownership of any of the Marks or assist any other person in contesting the validity, strength, enforceability or ownership of any of the Marks.

         B. Franchisee shall not use any Mark or portion of any Mark as part of any corporate or trade name, with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified or other confusingly similar form, nor may Franchisee use any Mark or any modification or other confusingly similar form thereof in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized in writing by Franchisor. While this Agreement is in effect, Franchisee may, however, use "PICK-UPS PLUS" as a fictitious or assumed name and shall obtain such fictitious or assumed name registrations as may be required under applicable law, at Franchisee's expense. In no event, however, shall this right to use be considered a specific grant of any ownership rights in the Marks. Franchisee shall not use any of the Marks in any manner which has not been specified or approved by Franchisor.

         C. Franchisee shall promptly notify Franchisor of any claim, demand or cause of action based upon or arising from any attempt by any other person, firm or corporation to use the Marks or any confusingly similar form thereof. Franchisee shall also notify Franchisor of any action, claim or demand against Franchisee relating to the Marks within ten (10) days after Franchisee receives notice


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of said action, claim or demand. Upon receipt of timely notice of any action, claim or demand against Franchisee relating to the Marks, Franchisor shall have the sole right to defend any such action. Franchisor shall have the exclusive right to contest or bring action against any third party regarding the third party's use of any of the Marks and shall exercise such right in its sole discretion. In any defense or prosecution of any litigation relating to the Marks or components of the System undertaken by Franchisor, Franchisee shall cooperate with Franchisor and execute any and all documents and take all actions as may be desirable or necessary in the opinion of Franchisor's counsel, to carry out such defense or prosecution. Both parties will make every effort consistent with the foregoing to protect, maintain and promote the Marks, including the trade name "PICK-UPS PLUS" and its distinguishing characteristics (and the other service marks, trademarks, slogans, etc., associated with the System) as standing for the System and only the System. FRANCHISOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE USE, EXCLUSIVE OWNERSHIP, VALIDITY OR ENFORCEABILITY OF THE MARKS.

         D. If it becomes advisable at any time in Franchisor's sole discretion, for Franchisor and/or Franchisee to modify or discontinue use of any Mark, and/or use one or more additional or substitute trade names, trademarks, service marks or other commercial symbols, Franchisee shall comply with Franchisor's directions within a reasonable time after notice to Franchisee by Franchisor, and Franchisor shall have no liability or obligation whatsoever with respect to Franchisee's modification or discontinuance of any Mark.

         E. In order to preserve the validity and integrity of the Marks and copyrighted materials licensed herein and to ensure that Franchisee is properly employing the same in the operation of its Franchised Business, Franchisor or its agents shall have the right of entry and inspection of the Premises at all reasonable times and, additionally, shall have the right to observe the manner in which Franchisee is rendering its PICK-UPS PLUS services and conducting its operations, to confer with Franchisee's employees and customers, and, at Franchisee's expense, to select or request Franchisee to provide samples of products, inventory, equipment, advertising and other items, materials and supplies for inspection and evaluation purposes to make certain that the services, products, inventory, materials, supplies, equipment and operations are satisfactory and meet the quality control provisions and performance standards established by Franchisor.

VI.         CONFIDENTIAL OPERATIONS MANUAL

         A. While this Agreement is in effect, Franchisor will loan to Franchisee one (1) or more copies of the Manual containing mandatory and suggested specifications, standards, operating procedures and rules prescribed from time to time by Franchisor for PICK-UPS PLUS businesses and information relative to other obligations of Franchisee hereunder and the operation of its Franchised Business. Franchisor shall have the right to add to and otherwise modify the Manual from time to time to reflect changes in the specifications, standards, operating procedures and rules prescribed by Franchisor for PICK-UPS PLUS businesses, provided that no such addition or modification shall alter Franchisee's fundamental status and material rights under this Agreement. Franchisee shall immediately upon notice adopt any such changes.



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         B. The Manual shall at all times remain the sole property of Franchisor and shall promptly be returned, upon the expiration or other termination of this Agreement. Franchisee shall not make any disclosure, duplication or other unauthorized use of any portion of the Manual.

         C. The Manual contains proprietary information of Franchisor and shall be kept confidential by Franchisee both during the term of this Agreement and after its expiration or termination. Franchisee shall at all times ensure that its copy of the Manual be available at the Premises in a current and up-to-date manner. At all times that the Manual is not in use by authorized personnel, Franchisee shall maintain the Manual in a locked receptacle at the Premises and shall only grant authorized personnel, as defined in the Manual, access to the key or lock combination of such receptacle. In the event of any dispute as to the contents of the Manual, the terms of the master copy of the Manual maintained by Franchisor at Franchisor's home office shall be controlling.

VII.        CONFIDENTIAL INFORMATION

         A. Franchisee acknowledges that its entire knowledge of the operation of the Franchised Business is and will be derived from information disclosed to Franchisee by Franchisor and that certain of such information is proprietary, confidential and a trade secret of Franchisor. In addition, any improvements developed by Franchisee pursuant to Franchisee's operation of the Franchised Business shall constitute proprietary information of Franchisor. "Trade Secrets" refer to the whole or any portion of know-how, knowledge, methods, specifications, processes, procedures and/or improvements regarding the Franchised Business and the System that is valuable and secret in the sense that it is not generally known to competitors of Franchisor. Franchisee shall maintain the absolute confidentiality of all such proprietary information during and after the term of this Agreement and shall not use any such information in any other business or in any manner not specifically authorized or approved in writing by Franchisor.

         B. Franchisee shall divulge such confidential information only to the extent and only to such of its employees as must have access to it in order to operate the Franchised Business. Any and all information, knowledge and know-how including, without limitation, drawings, materials, equipment, techniques, retail business systems, techniques and procedures for display of products, supplier lists and other data, shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate lawfully came to its attention in writing prior to disclosure thereof by Franchisor; or which, at the time of disclosure by Franchisor to Franchisee, had lawfully become a part of the public domain, through publication or communication by others, in writing.

         C. Due to the special and unique nature of the confidential information, proprietary marks and Manual of Franchisor, Franchisee acknowledges that Franchisor shall be entitled to immediate equitable remedies including, but not limited to, restraining orders and injunctive relief in order to safeguard such proprietary, confidential, unique and special information of Franchisor and that money damages alone would be an insufficient remedy with which to compensate Franchisor for any breach of the terms of Paragraphs V., VI. and VII. of this Agreement. Furthermore, all employees of Franchisee having access to the confidential and proprietary information of Franchisor shall be required to execute confidentiality agreements in a form acceptable to Franchisor.

VIII.       MODIFICATION OF THE SYSTEM

         Franchisee acknowledges that from time to time hereafter Franchisor may change or modify the System presently identified by the Marks, including the adoption and use of new or modified trade names, trademarks, service marks or copyrighted materials, new computer systems, new inventory items, new merchandising techniques, new equipment or new techniques and that Franchisee will be required to accept, use and display for the purpose of this Agreement any such changes in the System as if they were part of this Agreement at the time of execution hereof. Franchisee will make such expenditures as are reasonably required by such modifications in the System. Franchisee shall not change, modify or alter the System in any way, except as directed by Franchisor.

IX.         ADVERTISING

         Recognizing the value of advertising and the importance of the standardization of advertising and promotion to the furtherance of the goodwill and the public image of the Franchised Business, Franchisee agrees as follows:

         A. Franchisee will submit to Franchisor or its designated agency, for its prior approval, all promotional materials and advertising to be used by Franchisee including, but not limited to, newspapers, radio and television advertising, specialty and novelty items, signs and boxes. In the event written disapproval of said advertising and promotional material is not given by Franchisor to Franchisee within twenty (20) days from the date such materials are received by Franchisor, said materials shall be deemed approved. Failure by Franchisee to conform with the provisions herein and subsequent nonaction by Franchisor to require Franchisee to cure or remedy this failure and default shall not be deemed a waiver of such default or future or additional failures and defaults of any other provision of this Agreement. The submission of advertising to Franchisor for approval shall not affect Franchisee's right to determine the prices at which Franchisee sells its products or services.

         B. Franchisee shall spend a minimum of SEVEN THOUSAND Dollars ($7,000.00) for newspaper, direct mail, product discounts, advertising or promotional items through other media within the Designated Area during the first month of operation of the Franchised Business ("Grand Opening Advertising"). Franchisor shall provide guidelines for conducting such Grand Opening Advertising.

         C. Franchisor shall develop the PICK-UPS PLUS Advertising and Development Fund ("Advertising Fund") and Franchisee shall contribute to the Advertising Fund an amount currently equal to one and one-half percent (1.5%) of Franchisee's Gross Sales, as defined in Paragraph X.A. Franchisor, at its discretion, may raise the requirement, however, Franchisor will not raise the Advertising Fund contribution requirement above three percent (3%) during the term of this Agreement. Franchisee's required payments to the Advertising Fund shall be made at the same time, in the same manner as, and in addition to the Royalty Fee provided in Paragraph X. herein. Such payments shall be made in addition to and exclusive of any sums that Franchisee may be required to spend on local advertising and promotion. The Advertising Fund shall be maintained and administered by Franchisor or its designee, as follows:

            1. Franchisor shall direct all advertising programs with sole discretion over the creative concepts, materials and media used in such programs and the placement and allocation thereof. Franchisor or its designee shall make such expenditures for advertising and promotion in Franchisee's area of dominant influence which are equivalent or proportionate to Franchisee's contribution. However, Franchisor cannot and does not ensure that any particular franchisee will benefit directly or pro rata from the placement of advertising.

            2. Franchisor and affiliate-owned retail PICK-UPS PLUS businesses operating under the Marks shall make contributions to the Advertising Fund equivalent to the contributions required of Franchised Businesses within the System.

            3. The funds may be used to meet any and all costs of maintaining, administering, directing and preparing advertising (including, without limitation, the cost of preparing and conducting television, radio, magazine and newspaper advertising campaigns and other public relations activities; employing advertising agencies to assist therein; maintaining a toll free telephone number to provide marketing assistance and support; paying salaries for employees who develop marketing materials or provide or engage in promotional activities for use in the System; and providing promotional brochures and other marketing materials to franchisees in the System). All sums paid by Franchisee to the Advertising Fund shall be maintained in a separate account from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Advertising Fund and advertising programs including, without limitation, conducting market research, preparing marketing and advertising materials, and collecting and accounting for assessments for the Advertising Fund.

            4. Although Franchisor intends the Advertising Fund to be of perpetual duration, Franchisor maintains the right to terminate the Advertising Fund. The Advertising Fund shall not be terminated, however, until all monies in the Advertising Fund have been expended for advertising and promotional purposes.

            5. An accounting of the operation of the Advertising Fund shall be prepared annually and shall be made available to Franchisee upon request. Franchisor reserves the right, at its option, to require that such annual accounting include an audit of the operation of the Advertising Fund prepared by an independent certified public accountant selected by Franchisor and prepared at the expense of the Advertising Fund.

            6. Once contributions to the Advertising Fund are made by Franchisee, all such monies shall be used as herein required and shall not be returned to Franchisee.

         D. During each calendar month Franchisee will spend four percent (4%) of the Gross Sales derived from the Franchised Business for the preceding calendar month or ONE THOUSAND FIVE HUNDRED Dollars ($1,500.00) a month, whichever is greater, on local advertising and promotion. Such expenditures shall be made directly by Franchisee, subject to approval and direction by Franchisor or Franchisor's designated advertising agency. Franchisor shall provide guidelines for conducting local advertising and promotional programs, and any deviations from such guidelines shall be approved by Franchisor in writing prior to use. Within thirty (30) days of the end of each month, Franchisee shall furnish to Franchisor, in a manner approved by Franchisor, an accurate accounting of the expenditures on local advertising and promotion for the preceding month just ended.

         E. From time to time, Franchisor may designate a local, regional or national Advertising Coverage Area in which Franchisee's business and at least one (1) other PICK-UPS PLUS business is located for purposes of developing a cooperative local, regional or national advertising or promotional program. If directed by Franchisor, Franchisee agrees to participate in and contribute to such cooperative advertising and promotional programs in Franchisee's Advertising Coverage Area in addition to such contributions and expenditures as required pursuant to Paragraphs IX.B., C. and D. The cost of the program shall be allocated among locations in such area and each Franchisee's share shall be in proportion to its sales during the preceding twelve (12) month period, or portion of said period. Said contributions to cooperative advertising promotional programs will be credited toward the local advertising and promotional expenditure required in Paragraph IX.D. above up to fifty percent (50%) of the required local advertising expenditures. "Advertising Coverage Area" shall be defined as the area covered by the particular advertising medium (television, radio or other medium) as recognized in the industry. At the time a program is submitted, Franchisor shall submit a list to Franchisee of all operating businesses within the Advertising Coverage Area. At its discretion, Franchisor will appoint a three (3) to five (5) person cooperative advertising council based on the number of franchised and Company-owned PICK-UPS PLUS businesses in a given region; provided, however, that all councils will have at least one (1) Franchisor representative.

         F. Franchisor may, from time to time, develop and market special promotional items which will be made available to Franchisee at Franchisor's cost plus a reasonable mark up and Franchisee shall maintain a representative inventory of such promotional items to meet public demand. Franchisee shall have the right to purchase alternative promotional items provided that such alternative goods conform to the specifications and quality standards established by Franchisor from time to time.

         G. Franchisee shall maintain a business phone and advertise continuously in the classified or Yellow Pages of the local telephone directory under the listings "Trucks," "Truck Accessories," "Truck Caps and Shells" or any such other listings as deemed appropriate by Franchisor using mats of the type and size approved in advance by Franchisor. When more than one (1) PICK-UPS PLUS business serves a metropolitan area, classified advertisements shall list all PICK-UPS PLUS businesses operating within the distribution area of such classified directories, and Franchisee shall contribute its equal share in the cost of such advertisement. The expenditures for such advertising shall be credited toward the local advertising requirements pursuant to Paragraph IX.D. of this Agreement.

         H. Franchisee shall not use in advertising or any other form of promotion, the copyrighted materials, trademarks, service marks or commercial symbols of Franchisor without appropriate notices which may be required by applicable laws or as Franchisor may from time to time direct including, without limitation, (C), (R), or other copyright or trademark registration notices or the designations (TM) or (SM) where applicable or an indication that the name "PICK-UPS PLUS" and the Mark "PICK-UPS PLUS YOUR TRUCK STORE", are the trade names, trademarks and service marks of Franchisor.

X.          CONTINUING SERVICES AND ROYALTY FEE

         A. Franchisee shall pay without offset, credit or deduction of any nature to Franchisor, so long as this Agreement shall be in effect, a weekly Royalty Fee equal to six percent (6%) of the Gross Sales derived from the Franchised Business. Said fee shall be paid weekly in the manner specified below or as otherwise prescribed in the Manual.

            1. On or before Friday of each week, Franchisee will submit to Franchisor, on a form approved by Franchisor, a correct statement, signed by Franchisee, of Franchisee's Gross Sales for the preceding week just ended Friday. Each weekly statement of Gross Sales shall be accompanied by Franchisee's calculation of the Royalty Fee payment based on the Gross Sales reported in the statement so submitted and a sales report for the preceding week just ended Friday. Franchisee shall make available to Franchisor all original books and records that Franchisor may deem necessary to ascertain Franchisee's Gross Sales for reasonable inspections at reasonable times.

            2. The term "Gross Sales," as used herein and throughout this Agreement, shall mean and include the total of all revenues and income from the sale of pick-up truck accessories and related merchandise, products and services including, but not limited to, the Trademarked Product Lines (if developed), to customers of Franchisee or any other source, whether or not sold or performed at or from the Franchised Business, and whether received in cash, in services in kind, from barter and/or exchange, on credit (whether or not payment is received therefor) or otherwise. There will be deducted from Gross Sales for purposes of said computation (but only to the extent they have been included) the amount of all sales tax receipts or similar tax receipts which, by law, are chargeable to customers, if such taxes are separately stated when the customer is charged and if such taxes are paid to the appropriate taxing authority. There will be further deducted from Gross Sales the amount of any documented mailing and shipping costs, refunds, chargebacks, credits and allowances given in good faith to customers by Franchisee. All barter and/or exchange transactions pursuant to which Franchisee furnishes services and/or products in exchange for goods or services to be provided to Franchisee by a vendor, supplier or customer will, for the purpose of determining Gross Sales, be valued at the full retail value of the goods and/or services so provided to Franchisee.

         B. All Royalty Fees, advertising contributions, amounts due for purchases by Franchisee from Franchisor or Franchisor's affiliate(s), and other amounts which Franchisee owes to Franchisor or Franchisor's affiliate(s) shall bear interest after the due date at eighteen percent (18%) per annum or the highest applicable legal rate for open account business credit, whichever is greater. Franchisee acknowledges that this Paragraph X. shall not constitute an agreement by Franchisor or Franchisor's affiliate(s) to accept such payments after same are due or a commitment by Franchisor to extend credit to, or otherwise finance Franchisee's operation of the Franchised Business. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as provided in Paragraph
XVI. hereof.

         C. Notwithstanding any designation by Franchisee, Franchisor shall have the sole discretion to apply any payments by Franchisee to any past due indebtedness of Franchisee for Royalty Fees, advertising contributions, purchases from Franchisor, interest or any other indebtedness, in such amounts and in such order as Franchisor shall determine.

XI.         ACCOUNTING AND RECORDS

         A. Franchisee shall maintain during the term of this Agreement, and shall preserve for the time period specified in the Manual, full, complete and accurate books, records and accounts in accordance with the standard accounting system prescribed by Franchisor in the Manual or otherwise in writing. Franchisee shall retain during the term of this Agreement and for three (3) years thereafter all books and records related to the Franchised Business including, without limitation, sales checks, purchase orders, invoices, payroll records, check stubs, sales tax records and returns, cash receipts and disbursement journals, general ledgers and any other financial records designated by Franchisor or required by law.

         B. Franchisee will supply to Franchisor on or before the fifteenth
(15th) day of the following calendar month, in a form approved by Franchisor, a balance sheet as of the end of the last preceding calendar quarter and a profit and loss statement for such quarter and Franchisee's fiscal year-to-date. Additionally, Franchisee shall, at its expense, submit to Franchisor within ninety (90) days of the end of each fiscal year during the term of this Agreement, a profit and loss statement for such fiscal year and a balance sheet as of the last day of such fiscal year, prepared on an accrual basis including all adjustments necessary for fair presentation of the financial statements. Such financial statements will be certified to be true and correct by Franchisee. Franchisor requires, at Franchisee's expense, annual financial statements, prepared in accordance with generally accepted accounting standards, reviewed or audited by an independent certified public accountant. Franchisee shall supply to Franchisor all federal and state income tax returns filed for the Franchised Business within thirty (30) days after such filing.

         C. Franchisee shall submit to Franchisor such other periodic reports, forms and records in the manner and at the time as specified in the Manual or as Franchisor shall otherwise require in writing from time to time.

         D. Franchisee shall record all sales on a computerized inventory system approved by Franchisor or as may be designated by Franchisor in the Manual or otherwise in writing. Franchisee acknowledges that Franchisor shall have the right to require Franchisee to utilize computerized inventory systems which are fully compatible with any program or system which Franchisor, in its discretion, may employ. If Franchisor requires such computerized inventory systems, all Gross Sales and all sales information shall be recorded on such equipment. Franchisor shall have full access to all of Franchisee's data, system and related information by means of direct access whether in person, or by telephone/modem.

         E. Franchisor or its designated agents shall have the right at all reasonable times to examine and copy, at its expense, the books, records and tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books and records of Franchisee at Franchisor's expense. If an inspection or audit should reveal that any payments due to Franchisor have been understated in any report to Franchisor, Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is greater. If an inspection or audit discloses an understatement in any report of two percent (2%) or more, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection or audit (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have.

         F. Franchisee acknowledges that nothing contained herein constitutes Franchisor's agreement to accept any payments after same are due or a commitment by Franchisor to extend credit to or otherwise finance Franchisee's operation of the Franchised Business. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute a material default and grounds for termination of this Agreement.

XII.        STANDARDS OF QUALITY AND PERFORMANCE

         A. Franchisee shall comply with all requirements set forth in this Agreement, the Manual and other written policies supplied to Franchisee by Franchisor. Mandatory specifications, standards, operating procedures and rules prescribed from time to time by Franchisor in the Manual or otherwise communicated to Franchisee in writing, shall constitute provisions of this Agreement as if fully set forth herein and shall be reasonably and uniformly applied to all franchisees. All references herein to this Agreement shall include all such mandatory specifications, standards and operating procedures and rules. Franchisee shall comply with the entire System including, but not limited to, the provisions of this Paragraph XII.

         B. Franchisee shall commence operation of the Franchised Business not later than nine (9) months after execution of this Agreement, unless otherwise agreed upon in writing by Franchisor. Prior to such opening, Franchisee shall have complied with all Franchisor's pre-opening standards and specifications. If Franchisee for any reason fails to commence operation as herein provided, such failure shall be considered a default and Franchisor may terminate this Agreement as herein provided.

         C. Franchisee shall maintain the condition and appearance of the Premises consistent with Franchisor's standards. Franchisee shall maintain the Premises as is from time to time required to maintain or improve the appearance and efficient operation of the Franchised Business including, but not limited to, replacement of worn out or obsolete fixtures and signs, and repair of the exterior and interior of the Premises. If at any time, in Franchisor's judgment, the general state of repair or the appearance of the Premises or its equipment, fixtures, signs or decor does not meet Franchisor's standards therefor, Franchisor shall so notify Franchisee, specifying the action to be taken by Franchisee to correct such deficiency. If Franchisee fails or refuses to initiate within thirty (30) days after receipt of such notice, and thereafter continue, a bona fide program to complete any required maintenance, Franchisor shall have the right, in addition to all other remedies, to enter upon the Premises and effect such maintenance on behalf of Franchisee and Franchisee shall pay the entire costs thereof on demand.

         D. Franchisee shall make no alterations to the Premises nor shall Franchisee replace or alter the equipment, fixtures or signs of the Franchised Business without the prior written approval by Franchisor.

         E. Franchisee shall offer for sale, use, sell and provide at the Franchised Business all types of pick-up truck accessories and related merchandise, products and services that Franchisor from time to time authorizes and will not offer for sale or sell or provide at the Franchised Business or the premises which it occupies any other category of merchandise or products or use such premises for any purpose other than the operation of the Franchised Business in full compliance with this Agreement.

         F. From time to time, Franchisor shall provide to Franchisee a list of approved manufacturers, suppliers and distributors authorized for the Franchised Business ("Approved Suppliers List") and a list of approved inventory, products, fixtures, furniture, equipment, signs, stationery, supplies and other items or services necessary to operate the Franchised Business ("Approved Supplies List"). Franchisor may revise the Approved Supplies List and Approved Suppliers List from time to time in its sole discretion. If Franchisee proposes to offer for sale or use at the Franchised Business any brand of product, or other material or supply which is not on the Approved Supplies List or to purchase any product from a supplier that is not on the Approved Suppliers List, Franchisee shall first notify Franchisor and shall upon request by Franchisor submit samples and such other information as Franchisor requires for examination and/or testing or to otherwise determine whether such product, material or supply, or such proposed supplier meets its specifications and quality standards. A charge not to exceed the reasonable cost of the inspection and evaluation and the actual cost of the test shall be paid by Franchisee or the supplier. Franchisor reserves the right to re-inspect the facilities and products of any supplier of an approved item and to revoke its approval of any item or supplier which fails to continue to meet any of Franchisor's criteria or which refuses to allow re-inspection.

         G. All inventory, products and materials, and other items and supplies used in the operation of the Franchised Business which are not specifically required to be purchased in accordance with Franchisor's Approved Supplies List and Approved Suppliers List shall conform to the specifications and quality standards established by Franchisor from time to time.

         H. Franchisor may, in the future, develop certain Trademarked Product Lines consisting of specially developed or private labeled pick-up truck accessories or other merchandise and products bearing the Marks. At such time as Franchisor introduces the Trademarked Product Lines into the System (if ever), Franchisee acknowledges that Franchisee shall be required to carry an adequate supply and maintain a representative inventory of such Trademarked Product Lines as required by the Manual, and Franchisee shall maintain, carry and promote such Trademarked Product Lines for use in servicing the general public in order to meet customer demand as designated by Franchisor. Franchisee shall, throughout the term of this Agreement, purchase Trademarked Product Lines from Franchisor, Franchisor's affiliate or other designated sources which manufacture the Trademarked Product Lines to Franchisor's precise specifications.

         I. Franchisor may, in the future, develop and custom design a software package for conducting inventory control, accounting and related activities. If developed, the Software shall be proprietary to and confidential information of Franchisor. Franchisor has determined that it shall not be able to practically alter the Software and System to accommodate each and every franchisee of the System; therefore, Franchisee shall utilize the Software in the operation of the Franchised Business and comply with all specifications and standards prescribed by Franchisor regarding the Software, as shall be provided from time to time in the Manual. This unique software will be in an ongoing development and testing state and upgrades may be implemented into the System at Franchisor's discretion. If developed, Franchisor or its designee shall provide ongoing service and support to Franchisee regarding the Software, and Franchisor shall lease such software to Franchisee at the then-current rates published by Franchisor.

         J. Franchisee, at its expense, shall secure and maintain in force all required licenses, permits and certificates relating to the operation of the Franchised Business and shall operate the Franchised Business in full compliance with all applicable laws, ordinances and regulations including, without limitation, all government regulations relating to occupational hazards and health, consumer protection, trade regulation, workers' compensation, unemployment insurance and withholding and payment of federal and state income taxes, social security taxes and sales, use and property taxes. Franchisee shall refrain from any merchandising, advertising or promotional practice which is unethical or may be injurious to the business of Franchisor and/or other Franchised Business or to the goodwill associated with the Marks.

         K. Franchisee shall, in the operation of the Franchised Business, use only displays, labels, forms and other products and documentation imprinted with the Marks and colors as prescribed from time to time by Franchisor.

         L. Prior to commencement of operation of the Franchised Business, Franchisee shall adequately supply the Franchised Business with a representative inventory as prescribed by Franchisor of pick-up truck accessories of the type, quantity and quality as specified by Franchisor. Franchisee shall maintain levels of inventory that shall permit operation of the Franchised Business at maximum capacity.

         M. The Franchised Business shall at all times be under the direct, on-premises supervision of Franchisee (or a trained and competent employee acting as full-time manager). Franchisee shall keep Franchisor informed at all times of the identity of any employee(s) acting as manager(s) of the Franchised Business. To the extent that Franchisor can reasonably accommodate Franchisee's manager in Franchisee's regularly scheduled training course, Franchisor shall make training available, as is reasonable and necessary, for all managers designated by Franchisee. Franchisor shall provide such training as provided in Paragraph IV.D. of this Agreement. In no event will Franchisor be under any obligation to provide individual training to Franchisee's managers. Franchisee shall, at all times, faithfully, honestly and diligently perform its obligations hereunder and shall not engage in any business or other activities that will conflict with its obligations hereunder.

         N. Franchisee shall not install or maintain on the Premises any newspaper racks, video games, juke boxes, gaming machines, gum machines, games, rides, vending machines or other similar devices without the written approval of Franchisor.

         O. At such time that more than one (1) franchisee conducts a Franchised Business in any given region (the boundaries of such region to be determined in the sole and absolute discretion of Franchisor), Franchisor may form a PICK-UPS PLUS Regional Advisory Council ("Council"). Franchisee shall participate in all Council programs approved by Franchisor for Franchisee's particular Council. The purposes of the Council(s) include, but are not limited to, exchanging ideas and problem-solving methods, advising Franchisor on expenditures for regional advertising, providing back-up support and staffing for political influence and coordinating System franchisee efforts. Franchisee shall pay all Council assessments levied by the Council, and Franchisor has the right to enforce this obligation. Amounts and expenditures may vary from time to time and due to variations in Council participation and costs as determined by a particular Council and as approved by Franchisor. Although Franchisee shall pay such Council assessments, such assessments shall in no way diminish Franchisee's rights and the benefit of the bargain under this Agreement.

         P. Franchisee shall notify Franchisor in writing within five (5) days of any written threat or the actual commencement of any action, suit or proceeding or of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality which may adversely affect the operation or financial condition of the Franchised Business.

XIII.       FRANCHISOR'S OPERATIONS ASSISTANCE

         A. Franchisor may from time to time advise or offer guidance to Franchisee relative to prices for the services and products offered for sale by the Franchised Business that in Franchisor's judgment, constitute good business practice. Such guidance will be based on the experience of Franchisor and its franchisees in operating the Franchised Business and an analysis of the costs of such products and prices charged for competitive products. Franchisee shall not be obligated to accept any such advice or guidance and shall have the sole right to determine the prices to be charged by the Franchised Business and no such advice or guidance shall be deemed or construed to impose upon Franchisee any obligation to charge any fixed, minimum or maximum prices for any product offered for sale by the Franchised Business.

         B. Upon commencement of operation of the Franchised Business and during the term of this Agreement, Franchisor may provide to Franchisee the following:

            1. A comprehensive list of established sources of equipment, supplies and containers necessary for the operation of the Franchised Business and provide specifications for such products;

            2. Coordination of product distribution for local, regional and national suppliers;

            3. Regulation of quality standards and products in conformance throughout the network of Franchised Businesses;

            4. Coordination of advertising materials and strategies; and

            5. Negotiation of group rates for purchases of products and materials as Franchisor, in its sole discretion, deems necessary and appropriate.

         C. Franchisor may furnish Franchisee with such assistance in connection with the operation of the Franchised Business as is reasonably determined to be necessary by Franchisor from time to time. Operations assistance may consist of advice and guidance with respect to:

            1. Proper utilization of procedures by the Franchised Business regarding the service and sale of all services and products approved by Franchisor;

            2. Additional products and services authorized for sale from the Franchised Business;

            3. Purchase of inventory items, materials and supplies;

            4. The institution of proper administrative, bookkeeping, accounting, inventory control, supervisory and general operating procedures for the effective operation of the Franchised Business;

            5. Advertising and promotional programs; and

            6. On-going research and development of new procedures and techniques, new products and materials and other enhancements to the System.

         D. Franchisor may make periodic visits to the Franchised Business for the purposes of consultation, assistance and guidance of Franchisee in all aspects of the operation and management of the Franchised Business. Franchisor or Franchisor's representatives who visit at the Franchised Business may prepare, for the benefit of both Franchisor and Franchisee, written reports with respect to such visits outlining any suggested changes or improvements in the operations of the Franchised Business and detailing any defaults in such operations which become evident as a result of any such visit. A copy of each such written report shall be provided to both Franchisor and Franchisee. Franchisor shall advise Franchisee of problems arising out of the operation of the Franchised Business as disclosed by reports submitted to Franchisor by Franchisee or by inspections conducted by Franchisor of the Franchised Business.

         E. All of the specifications, Approved Suppliers Lists, Approved Supplies Lists, training and operations manuals to be provided by Franchisor to Franchisee pursuant to this Agreement shall be delivered upon Franchisee's satisfactory completion of Franchisor's initial training program.

XIV.        INSURANCE

         A. Franchisee shall procure at its expense and maintain in full force and effect during the term of this Agreement, an insurance policy or policies protecting Franchisee and Franchisor and its officers, directors, partners and employees, against any loss, liability, personal injury, death, property damage or expense whatsoever arising or occurring upon or in connection with the Franchised Business, as Franchisor may reasonably require for its own and Franchisee's protection. Franchisor shall be named an additional insured in such policy or policies. Such insurance is limited to its "conditions, provisions and exclusions" and does not necessarily include any expense whatsoever arising or occurring upon or in connection with the Franchised Business.

         B. Such policy or policies shall be written by a licensed insurance company licensed in the state in which Franchisee operates and having at least an "A" Rating Classification as indicated in Best's Key Rating Guide in accordance with standards and specifications set forth in the Manual or otherwise in writing, and shall include, at a minimum (except as different coverages and policy limits may reasonably be specified for all franchisees from time to time by Franchisor in the Manual or otherwise in writing), the following:

            1. All risks or special form coverage insurance on the Franchised Business and all fixtures, equipment, supplies and other property used in the operation of the Franchised Business (which coverage shall include flood and/or earthquake coverage where appropriate, and theft insurance) for full repair and replacement value of the equipment, improvements and betterments, without any applicable co-insurance clause, except that an appropriate deductible clause shall be permitted.

            2. Workers' compensation and employer's liability insurance as well as such other insurance as may be required by statute or rule of the state or country in which the Franchised Business is located and operated.

            3. Comprehensive general liability insurance and product liability insurance, including a per premises aggregate with the following coverages: broad form contractual liability, personal injury products/completed operation, and fire legal, insuring Franchisor and Franchisee against all claims, suits, obligations, liabilities and damages, including attorneys' fees, based upon or arising out of actual or alleged personal injuries or property damage resulting from, or occurring in the course of, or on or about or otherwise relating to the Franchised Business, including General Aggregate coverage in the following limits:



    Recommended Coverage                                   Minimum Limits of Coverage
    --------------------                                   --------------------------
    General Aggregate.........................................  $1,000,000.00
    Products/Completed Operations Aggregate...................  $1,000,000.00
    Personal and Advertising Injury...........................  $1,000,000.00
    Each Occurrence...........................................  $1,000,000.00
    Fire Damage (any one fire).................................... $50,000.00
    Medical Expense (any one person)..............................  $5,000.00


            4. Business interruption insurance for actual losses sustained.

            5. Automobile liability insurance, including owned, hired and non-owned vehicle coverage, with a combined single limit of at least ONE MILLION Dollars ($1,000,000.00).

            6. Such insurance and types of coverage as may be required by the terms of any lease for the Franchised Business or as may be required from time to time by Franchisor.

         C. The insurance afforded by the policy or policies respecting liability shall not be limited in any way by reason of any insurance which may be maintained by Franchisor. Within sixty (60) days of the signing of this Agreement, but in no event later than the date on which Franchisee acquires an interest in the real property on which it will develop and operate the Franchised Business, an Accord Form Certificate of Insurance showing compliance with the foregoing requirements shall be furnished by Franchisee to Franchisor for approval. Such certificate shall state that said policy or policies will not be canceled or altered without at least thirty (30) days prior written notice to Franchisor and shall reflect proof of payment of premiums. Maintenance of such insurance and the performance by Franchisee of the obligations under this Paragraph XIV. shall not relieve Franchisee of liability under the indemnity provision set forth in this Agreement. Minimum limits as required above may be modified from time to time, as conditions require, by written notice to Franchisee.

         D. Should Franchisee, for any reason, not procure and maintain such insurance coverage as required by this Agreement, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance coverage and to charge same to Franchisee, which charges, together with a reasonable fee for expenses incurred by Franchisor in connection with such procurement, shall be payable by Franchisee immediately upon notice.

XV.         COVENANTS

         A. Unless otherwise specified, the term "Franchisee" as used in this Paragraph XV. shall include, collectively and individually, Franchisee as defined in Paragraph XXXI.

         B. Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee (if Franchisee is an individual), a shareholder of a beneficial interest of ten percent (10%) or more of the securities of Franchisee (if Franchisee is a corporation), a general partner of Franchisee (if Franchisee is a partnership) or Franchisee's full-time manager shall devote full-time energy and best efforts to the management and operation of the Franchised Business.

         C. Franchisee covenants that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee shall not, either directly or indirectly, for himself, or through, on behalf of or in conjunction with any person, persons, partnership or corporation:

            1. Divert or attempt to divert any business or customer of the Franchised Business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Marks or the System.

            2. Employ or seek to employ any person who is at that time employed by Franchisor, or by any other franchisee of Franchisor, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment thereat.

            3. Own, maintain, engage in or have any interest in any business (including any business operated by Franchisee prior to entry into this Agreement) specializing, in whole or in part, in offering or selling pick-up truck accessories or related merchandise and products or any other business which sells or offers to sell the same as, or similar to, those sold in the System.

         D. Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee will receive valuable training and confidential information including, without limitation, information regarding the promotional, operational, sales and marketing methods and techniques of Franchisor and the System. Accordingly, Franchisee covenants that, except as otherwise approved in writing by Franchisor, Franchisee shall not, for a period of one (1) year after the expiration or termination of this Agreement, regardless of the cause of termination, either directly or indirectly, for himself, or through, on behalf of or in conjunction with any person, persons, partnership or corporation, own, maintain, engage in, consult with or have any interest in any business engaged primarily in the offering and selling of pick-up truck accessories or other related merchandise and products the same as, or similar to, the type sold in the System:

            1. Within the Metropolitan Statistical Area, as that term is defined by the United States Census Bureau ("MSA") in which the Franchised Business is located; or

            2. Within a radius of ten (10) miles of the Franchised Business; or

            3. Within a radius of ten (10) miles of the location of any other business using the System, whether franchised or owned by Franchisor.

         E. Each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Paragraph XV. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Franchisee shall be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Paragraph XV.

         F. Franchisee understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Paragraphs XV.C. and D. in this Agreement or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof. Franchisee shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Paragraph XXVII. hereof.

         G. Franchisor shall have the right to require all of Franchisee's officers, directors, shareholders, general partners, limited partners, personnel performing managerial or supervisory functions and all personnel receiving training from Franchisor to execute similar covenants in a form satisfactory to Franchisor.

XVI.        DEFAULT AND TERMINATION

         A. If Franchisee is in substantial compliance with this Agreement and Franchisor materially breaches this Agreement and fails to cure such breach within a reasonable time after written notice thereof is delivered to Franchisor, Franchisee may terminate this Agreement. Such termination shall be effective thirty (30) days after delivery of notice to Franchisor that such breach has not been cured and Franchisee elects to terminate this Agreement. A termination of this Agreement by Franchisee for any reason other than breach of this Agreement by Franchisor and Franchisor's failure to cure such breach within a reasonable time after receipt of written notice thereof shall be deemed a termination by Franchisee without cause.

         B. This Agreement shall terminate automatically upon delivery of notice of termination to Franchisee if Franchisee or its owner(s), officer(s) or manager(s):

            1. Fails to satisfactorily complete the training program as provided in Paragraph IV. of this Agreement;

            2. Has made any material misrepresentation or omission in its application for the franchise;

            3. Is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of Franchisee or the Franchised Business;

            4. Makes any unauthorized use, disclosure or duplication of any portion of the Manual or duplicates, discloses or makes any unauthorized use of any trade secret or confidential information provided to Franchisee by Franchisor;

            5. Abandons, fails or refuses to actively operate the Franchised Business for two (2) business days in any twelve (12) month period, unless the Franchised Business has been closed for a purpose approved by Franchisor or due to force majeure, or fails to relocate to approved premises within an approved period of time following expiration or termination of the lease for the Premises;

            6. Surrenders or transfers control of the operation of the Franchised Business, makes an unauthorized direct or indirect assignment of the franchise or an ownership interest in Franchisee or fails or refuses to assign the franchise or the interest in Franchisee of a deceased or disabled controlling owner thereof as herein required;

            7. Submits to Franchisor on two (2) or more separate occasions at any time during the term of the franchise any reports or other data, information or supporting records which understate by more than two percent (2%) the Royalty Fees for any period of, or periods aggregating, three (3) or more weeks, and Franchisee is unable to satisfactorily demonstrate to Franchisor that such understatements resulted from inadvertent error;

            8. Materially misuses or makes an unauthorized use of any Marks or commits any act which can reasonably be expected to impair the goodwill associated with any Marks;

            9. Materially misuses or makes an unauthorized use of the Software (if developed);


            10. Fails on two (2) or more separate occasions within any period of twelve (12) consecutive weeks to submit when due reports or other information or supporting records, to pay when due the Royalty Fees, advertising contributions, amounts due for purchases from Franchisor or Franchisor's affiliate(s) or other payments due to Franchisor or Franchisor's affiliate(s), or otherwise fails to comply with this Agreement, whether or not such failures to comply are corrected after notice thereof is delivered to Franchisee; or

            11. If Franchisee shall be adjudicated bankrupt, becomes insolvent, commits any affirmative act of insolvency or files any action or petition of insolvency, or if a receiver (permanent or temporary) of its property or any part thereof is appointed by a court of competent authority, if it makes a general assignment for the benefit of its creditors, or if a final judgment remains unsatisfied of record for thirty (30) days or longer (unless supersedeas bond is filed), if execution is levied against Franchisee's business or property, or if suit to foreclose any lien or mortgage against its premises or equipment is instituted against Franchisee and not dismissed within thirty (30) days or is not in the process of being dismissed; provided, however, that Franchisor reserves the right to be named as trustee or receiver in any voluntary petition for bankruptcy or insolvency filed by Franchisee.

         C. This Agreement shall terminate without further action by Franchisor or notice to Franchisee if Franchisee or Franchisee's owner:

            1. Fails or refuses to make payments of any amounts due Franchisor or Franchisor's affiliate(s) for Royalty Fees, advertising contributions, purchases from Franchisor, Franchisor's parent or affiliate(s) or any other amounts due to Franchisor or Franchisor's affiliate(s), and does not correct such failure or refusal within ten (10) business days after written notice of such failure is delivered to Franchisee;

            2. Fails or refuses to comply with any other provision of this Agreement, or any mandatory specification, standard or operating procedure prescribed in the Manual or otherwise in writing and does not correct such failure within thirty (30) days (or provide proof acceptable to Franchisor that it has made all reasonable efforts to correct such failure and will continue to make all reasonable efforts to cure until a cure is effected, if such failure cannot reasonably be corrected within thirty [30] days) after written notice of such failure to comply is delivered to Franchisee.

         D. To the extent that the provisions of this Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, non-renewal or the like other than in accordance with applicable law, such provisions shall, to the extent such are not in accordance with applicable law, not be effective, and Franchisor shall comply with applicable law in connection with each of these matters.

         E. In addition to Franchisor's right to terminate this Agreement, and not in lieu of such right or any other rights against Franchisee, Franchisor, in the event that Franchisee shall not have cured a default under this Agreement within the twenty (20) business days after receipt of a written notice to cure from Franchisor, may, at its option, enter upon the Premises and exercise complete authority with respect to the operation of said business until such time as Franchisor determines that the default of Franchisee has been cured and that there is compliance with the requirements of this Agreement. A designated representative of Franchisor may take over, control and operate said business, and Franchisee shall pay Franchisor a service fee per day as specified in the Manual, plus all travel expenses, room and board and other expenses reasonably incurred by such representative so long as it shall be required by the representative to enforce compliance herewith. If, as herein provided, Franchisor temporarily operates for Franchisee the Franchised Business, Franchisee shall indemnify and hold harmless Franchisor and any representative of Franchisor from any claims arising from the acts and omissions of Franchisor and its representative.

XVII.       RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION

         Upon termination or expiration, this Agreement and all rights granted hereunder to Franchisee shall forthwith terminate, and:

         A. Franchisee shall immediately cease to operate the Franchised Business under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor.

         B. Upon demand by Franchisor, at Franchisor's discretion, Franchisee shall assign to Franchisor, Franchisee's interest in any lease then in effect for the Premises, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within fifteen
(15) days after termination or expiration of this Agreement.

         C. Franchisee shall immediately and permanently cease to use, by advertising or in any manner whatsoever, any confidential methods, procedures and techniques associated with the System; the Marks, any distinctive forms, slogans, signs, symbols, logos or devices associated with the System. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, stationery, forms and any other articles which display the Marks associated with the System.

         D. Franchisee shall take such action as may be necessary to cancel or assign to Franchisor or its designee, at Franchisor's option, any fictitious or assumed name rights or equivalent registration filed with state, city or county authorities which contains the name "PICK-UPS PLUS" or any other service mark or trademark associated with the System, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

         E. In the event Franchisee continues to operate or subsequently begins to operate any other business, Franchisee shall not use any reproduction, counterfeit, copy or colorable imitation of the Marks either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute Franchisor's rights in and to the Marks and further, Franchisee shall not utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor so as to constitute unfair competition. Franchisee shall make such modifications or alterations to the Premises operated hereunder (including, without limitation, the changing of the telephone number) immediately upon termination or expiration of this Agreement as may be necessary to prevent any association with Franchisor or the System and any business thereon subsequently operated by Franchisee or others, and shall make such specific additional changes thereto as Franchisor may reasonably request for that purpose including, without limitation, removal of all distinctive physical and structural features identifying the System. In the event Franchisee fails or refuses to comply with the requirements of this Paragraph XVII., Franchisor shall have the right to enter upon the Premises where the Franchised Business was conducted, without being guilty of trespass or any other tort, for the purpose of making or causing to be made such changes as may be required at the expense of Franchisee, which expense Franchisee shall pay upon demand.

         F. Franchisee shall promptly pay all sums owing to Franchisor. In the event of termination for any default of Franchisee, such sums shall include all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default.

         G. Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Paragraph XVII. or Paragraph XV.

         H. Franchisee shall immediately turn over to Franchisor all manuals, including the Manual, supplier lists, records, files, instructions, brochures, agreements, disclosure statements, the Software (if developed) and any and all other materials provided by Franchisor to Franchisee relating to the operation of the Franchised Business (all of which are acknowledged to be Franchisor's property).

         I. Franchisor shall have the right, title and interest to any sign or sign faces bearing the Marks. Franchisee hereby acknowledges Franchisor's right to access the Premises should Franchisor elect to take possession of any said sign or sign faces bearing the Marks.

         J. Franchisor shall have the right (but not the duty), to be exercised by notice of intent to do so within thirty (30) days after termination or expiration, to purchase for cash any or all signs, advertising materials and all items bearing Franchisor's Marks or any of the Franchised Business assets, at fair market value or seventy-five percent (75%) of book value, whichever is less. If the parties cannot agree on fair market value within a reasonable time, the determination shall be made by arbitration in accordance with Paragraph XXX. of this Agreement. If Franchisor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Franchisee under this Agreement, and the cost of the arbitration, if any, against any payment therefor.

         K. Franchisee hereby acknowledges that all telephone and facsimile numbers used in the operation of the Franchised Business constitute assets of the Franchised Business; and upon termination or expiration of this Agreement, Franchisee shall assign to Franchisor or its designee, all Franchisee's right, title and interest in and to Franchisee's telephone and facsimile numbers and shall notify the telephone company and all listing agencies of the termination or expiration of Franchisee's right to use any telephone number and any regular, classified or other telephone directory listing associated with the Marks and authorize a transfer of same to or at the direction of Franchisor.

         L. Franchisee shall comply with the covenants contained in Paragraph
XV. of this Agreement.

         M. All obligations of Franchisor and Franchisee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

XVIII.      TRANSFERABILITY OF INTEREST

         A. This Agreement and all rights hereunder can be assigned and transferred by Franchisor and, if so, shall be binding upon and inure to the benefit of Franchisor's successors and assigns; provided, however, that with respect to any assignment resulting in the subsequent performance by the assignee of the functions of Franchisor, the assignee shall:

            1. At the time of such assignment, be financially responsible and economically capable of performing the obligations of Franchisor hereunder; and

            2. Expressly assume and agree to perform such obligations. Specifically, and without limitation to the foregoing, Franchisee expressly agrees that Franchisor may sell its assets, Marks or System outright to a third party; may make a public offering of securities; may engage in a private placement of some or all of its securities; may merge, acquire other corporations or entities, or be acquired by another corporation or other entity; may undertake a refinancing, recapitalization, leveraged buy out or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, Franchisee expressly and specifically waives any claims, demands or damages arising from or related to the loss of said Marks (or any variation thereof) and/or the loss of association with or identification of PICK-UPS PLUS, INC. as Franchisor hereunder. Nothing contained in this Agreement shall require Franchisor to remain in the business in the event that Franchisor exercises its rights hereunder to assign its rights in this Agreement.

         B. This Agreement and all rights hereunder may be assigned and transferred by Franchisee and, if so, shall be binding upon and inure to the benefit of Franchisee's successors and assigns, subject to the following conditions and requirements, and Franchisor's right of first refusal as set forth herein:

            1. No Franchisee, partner of Franchisee (if Franchisee is a partnership), or shareholder of Franchisee (if Franchisee is a corporation), without Franchisor's prior written consent, by operation of law or otherwise shall sell, assign, transfer, convey, give away or encumber to any person, firm or corporation, all or any part of its interest in this Agreement or its interest in the franchise granted hereby or its interest in any proprietorship, partnership or corporation which owns any interest in the franchise, nor offer, permit or suffer the same to be sold, assigned, transferred, conveyed, given away or encumbered in any way to any person, firm or corporation. Franchisee may not, without the prior written consent of Franchisor, fractionalize any of the rights of Franchisee granted pursuant to this Agreement. Any purported assignment of any of Franchisee's rights herein not having the aforesaid consent shall be null and void and shall constitute a material default hereunder.

            2. Franchisor shall not unreasonably withhold its consent to any transfer referenced in Paragraph XVIII.B.1. of this Agreement when requested; provided, however, that the following conditions and requirements shall first be met to the full satisfaction of Franchisor.

               a. If Franchisee is an individual or partnership and desires to assign and transfer its rights to a corporation:

                  (1) Said transferee corporation shall be newly organized and its charter shall provide that its activities are confined exclusively to acting as a PICK-UPS PLUS franchisee as licensed under this Agreement;

                  (2) Franchisee shall be and shall remain the owner of the majority fifty-one percent (51%) stock interest of the transferee corporation;

                  (3) The individual Franchisee (or, if Franchisee is a partnership, one [1] of the partners) shall be and shall remain the principal executive officer of the corporation;

                  (4) The transferee corporation shall enter into a written assignment (in a form satisfactory to Franchisor), in which the transferee corporation assumes all of Franchisee's obligations hereunder;

                  (5) All shareholders of the transferee corporation shall enter into a written agreement, in a form satisfactory to Franchisor, jointly and severally guaranteeing the full payment and performance of the transferee corporation's obligations under this Agreement;

                  (6) Each stock certificate of the transferee corporation shall have conspicuously endorsed upon it a statement that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments by this Agreement;

                  (7) No new shares of common or preferred voting stock in the transferee corporation shall be issued to any person, partnership, trust, foundation, or corporation without obtaining Franchisor's prior written consent and then only upon disclosure of the terms and conditions contained herein being made to the prospective new holders of the stock; and

                  (8) All accrued money obligations of Franchisee to Franchisor, its subsidiaries or assignees, shall be satisfied prior to assignment or transfer.

               b. If the transfer, other than such transfer as is authorized under Paragraph XVIII.B.2.a. of this Agreement, if consummated alone or together with other related previous, simultaneous, or proposed transfers, would have the effect of transferring control of the franchise licensed herein to someone other than an original signatory of this
Agreement:

                  (1) The transferee(s) shall be of good moral character and reputation and shall have a good credit rating and competent business qualifications reasonably acceptable to Franchisor. Franchisee shall provide Franchisor with such information as Franchisor may require to make such determination concerning each such proposed transferee(s).

                  (2) The transferee(s) or such other individual(s) as shall be the actual manager of the franchise shall have successfully completed and passed the training course then in effect for franchisees, or otherwise demonstrated, to Franchisor's satisfaction, sufficient ability to operate the business being transferred.

                  (3) The transferee(s), including all shareholders, officers, directors and partners of the transferee(s), shall jointly and severally execute any or all of the following, at Franchisor's sole discretion and as Franchisor shall direct:

                      aa. A Franchise Agreement and other standard ancillary agreements with Franchisor on the current standard forms being used by Franchisor, except that an additional Franchise Fee shall not be charged; and/or

                      bb. A written assignment from Franchisee in a form satisfactory to Franchisor, wherein transferee shall assume all of Franchisee's obligations hereunder.

                  (4) Approval by Franchisor of any transfer by Franchisee of the franchise herein granted or any of Franchisee's rights under this Agreement shall in no way be deemed a release by Franchisor of Franchisee's obligations pursuant to this Agreement. Consent by Franchisor to a transfer of the franchise shall not constitute or be interpreted as consent for any future transfer thereof.

                  (5) The term of said agreements required pursuant to Subparagraph XVIII.B.2.b.(3) shall be for the unexpired term of this Agreement and for any extensions or renewals as provided herein.

                  (6) If transferee is a corporation:

                      aa. Each stock certificate of the transferee corporation shall have conspicuously endorsed upon it a statement that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments by this Agreement; and

                      bb. No new shares of common or preferred voting stock in the transferee corporation shall be issued to any person, partnership, trust, foundation or corporation without obtaining Franchisor's prior written consent and then only upon disclosure of the terms and conditions contained herein being made to the prospective new holders of the stock; and
                      cc. All shareholders of the transferee corporation shall enter into a written agreement, in a form satisfactory to Franchisor, jointly and severally, guaranteeing full payment and the performance of the transferee corporation of all obligations under this Agreement.

                  (7) All accrued money obligations of Franchisee to Franchisor or its assignees, shall be satisfied prior to assignment or transfer, and Franchisee shall not be in default under the terms of this Agreement.

                  (8) Franchisee, prior to the transfer, shall execute a general release, in a form prescribed by Franchisor, of any and all existing claims against Franchisor, Franchisor's respective officers, directors, agents and employees, except such claims as are not permitted to be waived under applicable law.

            3. Franchisee shall have fully paid and satisfied all of Franchisee's obligations to Franchisor, and the transferee or Franchisee shall have fully paid to Franchisor a non-refundable transfer fee equal to fifty percent (50%) of the then-current Franchise Fee charged by Franchisor for a start-up franchise. The transfer fee is used to cover expenses of Franchisor for the training, supervision, administrative costs, overhead, counsel fees, accounting and other Franchisor expenses in connection with the transfer. This transfer fee and training fee do not apply to an assignment of interest to a corporation under Paragraph XVIII.B.2.a. of this Agreement.

            4. No sale, assignment, transfer, conveyance, encumbrance or gift of any interest in this Agreement or in the franchise granted thereby, shall relieve Franchisee and the shareholders or partners participating in any transfer, of the obligations of the covenants contained in Paragraph XV., except where Franchisor shall expressly authorize in writing.

         C. Franchisee must promptly ("promptly" herein defined as within thirty [30] days of receipt of an offer to buy) give Franchisor written notice whenever Franchisee has received an offer to buy Franchisee's franchise. Franchisee must also give Franchisor written notice simultaneously with any offer to sell the franchise made by, for or on behalf of Franchisee. The purpose of this Paragraph XVIII. is to enable Franchisor to comply with any applicable state or federal franchise disclosure laws or rules. Franchisee shall indemnify and hold harmless Franchisor for Franchisee's failure to comply with this Paragraph XVIII.

          D. Franchisee shall not, without prior written consent of Franchisor, place in, on or upon the location of the Franchised Business or in any communication media, any form of advertising, or list with any business, real estate broker, agent or attorney any information relating to the sale of the Franchised Business or the rights granted hereunder.

XIX.         DEATH OR INCAPACITY OF FRANCHISEE

          A. In the event of the death or incapacity of an individual Franchisee, or any partner of a Franchisee which is a partnership or any shareholder owning fifty percent (50%) or more of the capital stock of a Franchisee which is a corporation, the heirs, beneficiaries, devisees or legal representative of said individual, partner or shareholders shall, within one hundred eighty (180) days of such event:

            1. Apply to Franchisor for the right to continue to operate the franchise for the duration of the term of this Agreement and any renewals hereof, which right shall be granted upon the fulfillment of all of the conditions set forth in Paragraph XVIII.B.2.b. of this Agreement (except that no transfer fee shall be required); or

            2. Sell, assign, transfer or convey Franchisee's interest in compliance with the provisions of Paragraphs XVIII.B. and XX. of this Agreement; provided, however, in the event a proper and timely application for the right to continue to operate has been made and rejected, the one hundred eighty (180) days to sell, assign, transfer or convey shall be computed from the date of said rejection. For purposes of this Paragraph XIX., Franchisor's silence on an application made pursuant to Paragraph XIX.B. through the one hundred and eighty
(180) days following the event of death or incapacity shall be deemed a rejection made on the last day of such period.

         B. In the event of the death or incapacity of an individual franchisee, or any partner or shareholder of a Franchisee which is a partnership or corporation, where the aforesaid provisions of Paragraph XVIII. have not been fulfilled within the time provided, all rights granted to Franchisee under this Agreement shall, at the option of Franchisor, terminate forthwith and Franchisor shall have the option to purchase the Franchised Business in accordance with Paragraph XVII.J. herein.

         C. For purposes of this Agreement, "incapacity" shall be defined as the inability of Franchisee to operate or oversee the operation of the Franchised Business on a regular basis by reason of any continuing physical, mental or emotional incapacity, chemical dependency or other limitation. Any dispute as to the existence of an incapacity as defined herein shall be resolved by majority decision of three (3) licensed medical physicians practicing in the MSA in which the Franchised Business is located, with each party selecting one (1) medical physician and the two (2) medical physicians so designated selecting the third medical physician. The determination of the majority of the three (3) medical physicians shall be binding upon the parties and all costs of making said determination shall be borne by the party against whom it is made.

XX.         RIGHT OF FIRST REFUSAL

         If Franchisee or its owners propose, in a single transaction or series of related transactions, to sell all or substantially all of the assets of the Franchised Business or a majority of the ownership interests in Franchisee in terms of voting power or value or propose to merge Franchisee with an entity in which the prior owners of Franchisee do not have such an ownership, Franchisee or its owners shall obtain and deliver a bona fide, executed written offer to purchase same to Franchisor, which shall, for a period of thirty (30) days from the date of delivery of such offer, have the right, exercisable by written notice to Franchisee or its owners, to purchase the Franchised Business or such ownership for the price and on the terms and conditions contained in such offer to Franchisor, provided that Franchisor may substitute cash for any form of payment proposed in such offer. If Franchisor does not exercise this right of first refusal, the offer may be accepted by Franchisee or its owners, subject to the prior written approval of

Franchisor, as provided in Paragraph XVIII. hereof, provided that if such offer is not so accepted within one hundred twenty (120) days of the date thereof, Franchisor shall again have the right of first refusal herein described. Should a transferee franchisee assume the rights and obligations under this Agreement, such transferee franchisee shall likewise be subject to Franchisor's right of first refusal under terms and conditions as set forth herein. This right of first refusal is a continuing right of first refusal. Franchisor's failure to exercise its right of first refusal shall not be deemed a waiver of future rights of first refusal.

XXI.        OPERATION IN THE EVENT OF ABSENCE, DISABILITY OR DEATH

         In order to prevent any interruption of the Franchised Business which would cause harm to said business and thereby depreciate the value thereof, in the event that Franchisee is absent or incapacitated by reason of illness or death and is not, therefore, in the sole judgment of Franchisor, able to operate the Franchised Business, Franchisee authorizes Franchisor to operate said business for so long as Franchisor deems necessary and practical, and without waiver of any other rights or remedies Franchisor may have under this Agreement; provided, however, that Franchisor shall not be obligated to so operate the Franchised Business. All monies from the operation of the business during such period of operation by Franchisor shall be kept in a separate account and the expenses of the business, including reasonable compensation and expenses for Franchisor's representative, shall be charged to said account. If, as herein provided, Franchisor temporarily operates for Franchisee the business licensed herein, Franchisee shall indemnify and hold harmless Franchisor and any representative of Franchisor who may act hereunder, from any and all claims arising from the acts and omissions of Franchisor and its representative.

XXII.       INDEPENDENT CONTRACTOR AND INDEMNIFICATION

         A. This Agreement does not create a fiduciary relationship between the parties nor does it constitute Franchisee as an agent, legal representative, joint venturer, partner, employee or servant of Franchisor for any purpose whatsoever. It is understood between the parties hereto that Franchisee shall be an independent contractor and is not authorized to make any contract, agreement, warranty or representation on behalf of Franchisor, or to create any obligation, express or implied, on behalf of Franchisor. Franchisee shall not, without the prior written approval of Franchisor, have any power to obligate Franchisor for any expenses, liabilities or other obligations, other than as may be specifically provided for in this Agreement. Franchisor shall not have the power to hire or fire Franchisee's employees and, except as herein expressly provided, Franchisor may not control or have access to Franchisee's funds or the expenditure thereof, or in any other way exercise dominion or control over Franchisee's Franchised Business. It is expressly understood and agreed that neither Franchisee nor any employee of Franchisee whose compensation for services is paid by Franchisee may, in any way, directly or indirectly, expressly or by implication, be construed to be an employee of Franchisor for any purpose, most particularly with respect to any mandated or other insurance coverage, tax or contributions, or requirements pertaining to withholdings levied or fixed by any local, state or federal governmental body or agency.

         B. FRANCHISEE SHALL CONSPICUOUSLY IDENTIFY ITSELF AND ITS PREMISES AND IN ALL DEALINGS WITH ITS CLIENTS, CONTRACTORS, SUPPLIERS, PUBLIC OFFICIALS AND

OTHERS, AS AN INDEPENDENT FRANCHISEE OF FRANCHISOR, AND SHALL PLACE SUCH NOTICE OF INDEPENDENT OWNERSHIP ON ALL FORMS, BUSINESS CARDS, STATIONERY, ADVERTISING, SIGNS AND OTHER MATERIALS AND IN SUCH FASHION AS FRANCHISOR MAY, IN ITS SOLE AND EXCLUSIVE DISCRETION, SPECIFY AND REQUIRE FROM TIME TO TIME IN ITS MANUAL (AS SAME MAY BE AMENDED FROM TIME TO TIME) OR OTHERWISE.

         C. EXCEPT AS OTHERWISE EXPRESSLY AUTHORIZED BY THIS AGREEMENT, NEITHER PARTY HERETO WILL MAKE ANY EXPRESS OR IMPLIED AGREEMENTS, WARRANTIES, GUARANTEES OR REPRESENTATIONS OR INCUR ANY DEBT IN THE NAME OF OR ON BEHALF OF THE OTHER PARTY, OR REPRESENT THAT THE RELATIONSHIP BETWEEN FRANCHISOR AND FRANCHISEE IS OTHER THAN THAT OF FRANCHISOR AND FRANCHISEE. FRANCHISOR DOES NOT ASSUME ANY LIABILITY, AND WILL NOT BE DEEMED LIABLE, FOR ANY AGREEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY FRANCHISEE WHICH ARE NOT EXPRESSLY AUTHORIZED UNDER THIS AGREEMENT, NOR WILL FRANCHISOR BE OBLIGATED FOR ANY DAMAGES TO ANY PERSON OR PROPERTY WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO THE OPERATION OF THE FRANCHISED BUSINESS FRANCHISED HEREBY.

         D. Franchisee agrees at all times to defend at its own cost, and to indemnify and hold harmless to the fullest extent permitted by law, Franchisor, its corporate parent, the corporate subsidiaries, affiliates, successors, assigns and designees of either entity, and the respective directors, officers, employees, agents, shareholders, designees and representatives of each (Franchisor and all other hereinafter referred to collectively as "Indemnitees") from all losses and expenses (as hereinafter defined) incurred in connection with any action, suit, proceeding, claim, demand, investigation or formal or informal inquiry (regardless of whether same is reduced to judgment) or any settlement thereof which arises out of or is based upon any of the following:
Franchisee's alleged infringement or other alleged violation of any patent, trademark or copyright or other proprietary right owned or controlled by third parties; Franchisee's alleged violation or breach of any contract, federal, state or local law, regulation, ruling, standard or directive or of any industry standard; libel, slander or any other form of defamation by Franchisee; Franchisee's alleged violation or breach of any warranty, representation, agreement or obligation in this Agreement; any acts, errors or omissions of Franchisee or any of its agents, servants, employees, contractors, partners, proprietors, affiliates or representatives; latent or other defects in the Premises, whether or not discoverable by Franchisor or Franchisee; the inaccuracy, lack of authenticity or nondisclosure of any information by any customer of the Franchised Business or visitor to or guest of the Premises; any service provided by Franchisee at, from or related to the operation at the Franchised Business or the Premises; any services or goods provided by any affiliated or nonaffiliated participating entity; any action by any customer of the Franchised Business or visitor to the Premises; and any damage to the property of Franchisee or Franchisor, their agents or employees, or any third person, firm or corporation, whether or not such losses, claims, costs, expenses, damages or liabilities were actually or allegedly caused in part through the active or passive negligence of Franchisor or any of its agents or employees, or resulted from any strict liability imposed on Franchisor or any of its agents or employees.

            1. For the purpose of this Paragraph XXII.D., the term "losses and expenses" shall be deemed to include all compensatory, consequential, incidental, exemplary or punitive damages, losses, lost profits, fines, charges, costs, expenses, attorneys' fees, experts' fees, court costs, settlement amounts, judgments, compensation for damages to Franchisor's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space, and costs of changing, substituting or replacing same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

            2. In order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice as it in its judgment deems appropriate, offer, order, consent or agree to settlements or take such other remedial or corrective actions as it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

               a. Any of the acts or circumstances enumerated in this Paragraph XXII.D. has occurred; or

               b. Any act, error or omission of Franchisee may result directly or indirectly in damage, injury or harm to any person or any property.

            3. All losses and expenses incurred under this Paragraph XXII.D. shall be chargeable to and paid by Franchisee pursuant to its obligations of indemnity under this Paragraph, regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity or defense.

            4. Indemnitees do not assume any liability whatsoever for acts, errors or omissions of those with whom Franchisee may contract, regardless of the purpose. Franchisee shall hold harmless and indemnify Indemnitees for all losses and expenses which may arise out of any acts, errors or omissions of these third parties.

            5. Under no circumstances shall Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Franchisee. Franchisee agrees that the failure to pursue such recovery or mitigate loss shall not reduce the amounts recoverable by Indemnitees from Franchisee.

         E. Franchisor shall not, by virtue of any approvals, advice or services provided to Franchisee, assume responsibility or liability to Franchisee or any third parties to which Franchisor would not otherwise be subject.

XXIII.      APPROVALS

         A. Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor, and, except as otherwise provided herein, any approval or consent granted must be in writing to be binding upon Franchisor.

         B. Franchisor makes no warranties or guarantees upon which Franchisee may rely and assumes no liability or obligation to Franchisee or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or services to Franchisee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

XXIV.       NON-WAIVER

         No failure of Franchisor to exercise any power reserved to it hereunder, or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with the terms hereof. Waiver by Franchisor of any particular default by Franchisee shall not be binding unless in writing and executed by the party sought to be charged and shall not affect or impair Franchisor's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, waiver, forbearance or omission of Franchisor to exercise any power or rights arising out of any breach or default by Franchisee of any of the terms, provisions or covenants hereof, affect or impair Franchisor's rights nor shall such constitute a waiver by Franchisor of any right hereunder or of the right to declare any subsequent breach or default. Subsequent acceptance by Franchisor of any payment(s) due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any terms, covenants or conditions of this Agreement.

XXV.        NOTICE

         Any and all notices required or permitted under this Agreement shall be in writing from a party to this Agreement or its attorney and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:


Notices to Franchisor:         PICK-UPS PLUS, INC.
                               3532 Irwin Simpson Road, Suite 85
                               Mason, Ohio  45040

Copy to:
                               ------------------------------------------------

                               ------------------------------------------------

                               ------------------------------------------------

Notices to Franchisee:
                               ------------------------------------------------

                               ------------------------------------------------

                               ------------------------------------------------

Copy to:
                               ------------------------------------------------

                               ------------------------------------------------

                               ------------------------------------------------

         Any notice by certified mail shall be deemed to have been given at the date and time of mailing.

XXVI.       COST OF ENFORCEMENT OR DEFENSE

         If a claim for amounts owed by Franchisee to Franchisor is asserted in any legal proceeding before a court of competent jurisdiction, or if Franchisor or Franchisee is required to enforce this Agreement in a judicial proceeding, the prevailing party shall be entitled to reimbursement of its costs, including reasonable accounting and legal fees, in connection with such proceeding.

XXVII.      ENTIRE AGREEMENT

         This Agreement, any exhibit attached hereto, and the documents referred to herein, shall be construed together and constitute the entire, full and complete agreement between Franchisor and Franchisee concerning the subject matter hereof, and supersede all prior agreements. No other representation has induced Franchisee to execute this Agreement, and there are no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, which are of any force or effect with reference to this Agreement or otherwise. No amendment, change or variance from this Agreement (other than amendments to the Manual or other matters with respect to which Franchisor has reserved the unilateral right to amend) shall be binding on either party unless executed in writing by both parties.

XXVIII.     SEVERABILITY AND CONSTRUCTION

         A. Each Paragraph, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any Paragraph, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation, such shall not impair the operation of or affect the remaining portions, sections, parts, terms and/or provisions of this Agreement, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not part of this Agreement; provided, however, that if Franchisor determines that said finding of illegality adversely affects the basic consideration of this Agreement, Franchisor may, at its option, terminate this Agreement.

         B. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Franchisee and such of their respective successors and assigns as may be contemplated by this Agreement, any rights or remedies under or by reason of this Agreement.

         C. Franchisee shall be bound by any promise or covenant imposing the maximum duty permitted by law which is contained within the terms of any provision hereof, as though it were separately stated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

         D. All captions herein are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof. The singular usage includes the plural and the masculine and neuter usages include the other and the feminine.

         E. The recitals set forth in this Agreement are specifically incorporated into the terms of this Agreement and hereby constitute a part thereof.

XXIX.       APPLICABLE LAW

         A. THIS AGREEMENT TAKES EFFECT UPON ITS ACCEPTANCE AND EXECUTION BY FRANCHISOR IN OHIO AND SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS THEREOF, WHICH LAWS SHALL PREVAIL IN THE EVENT OF ANY CONFLICT OF LAW, EXCEPT TO THE EXTENT GOVERNED BY FEDERAL LAW INCLUDING, WITHOUT LIMITATION, THE UNITED STATES TRADEMARK ACT OF 1946, AS AMENDED (LANHAM ACT, 15 U.S.C. SECTIONS 1051 ET SEQ.).

         B. FRANCHISEE ACKNOWLEDGES THAT THIS AGREEMENT IS ENTERED INTO IN WARREN COUNTY, OHIO AND THAT ANY ACTION SOUGHT TO BE BROUGHT BY EITHER PARTY, EXCEPT THOSE CLAIMS REQUIRED TO BE SUBMITTED TO ARBITRATION, SHALL BE BROUGHT IN THE APPROPRIATE STATE OR FEDERAL COURT SITTING IN WARREN COUNTY, OHIO WITH JURISDICTION OVER THE MATTER.

         C. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED TO FRANCHISOR OR FRANCHISEE BY THIS AGREEMENT IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

         D. NOTHING HEREIN CONTAINED SHALL BAR FRANCHISOR'S RIGHT TO OBTAIN INJUNCTIVE RELIEF AGAINST THREATENED CONDUCT UNDER GENERAL PRINCIPLES OF EQUITY, INCLUDING THE APPLICABLE PRINCIPLES FOR OBTAINING RESTRAINING ORDERS AND PRELIMINARY INJUNCTIONS.

XXX.        ARBITRATION

         A. Any monetary claim arising out of or relating to this Agreement, or any breach thereof, and any controversy regarding the establishment of the fair market value of leasehold improvements and other Franchised Business assets pursuant to Paragraph XVII.J. hereof, shall be submitted to arbitration in Warren County, Ohio in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof and shall be final, binding and unappealable. The arbitrators are explicitly authorized to award attorneys' fees as part of their award. Nothing contained herein shall, however, be construed to limit or to preclude Franchisor from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as Franchisor deems to be necessary or appropriate to compel Franchisee to comply with its obligations hereunder or to protect its Marks or other property rights of Franchisor. In addition, nothing contained herein shall be construed to limit or to preclude Franchisor from joining with any action for injunctive or provisional relief all monetary claims that Franchisor may have against Franchisee which arise out of the acts or omissions to act giving rise to the action for injunctive or provisional relief. This arbitration provision shall be deemed to be self-executing and in the event that Franchisee fails to appear at any properly noticed arbitration proceeding, award may be entered against Franchisee notwithstanding its failure to appear.

         B. Nothing herein contained shall bar the right of either party to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration.

         C. It is the intent of the parties that any arbitration between Franchisor and Franchisee shall be of Franchisee's individual claim and that the claim subject to arbitration shall not be arbitrated on a classwide basis.

XXXI.       "FRANCHISEE" DEFINED AND GUARANTY

         As used in this Agreement, the term "Franchisee" shall include all persons who succeed to the interest of the original Franchisee by permitted transfer or operation of law and shall be deemed to include not only the individual or entity defined as "Franchisee" in the introductory paragraph of this Agreement, but shall also include all partners of the entity that executes this Agreement, in the event said entity is a partnership, and all shareholders, officers and directors of the entity that executes this Agreement, in the event said entity is a corporation. By their signatures hereto, all partners, shareholders, officers and directors of the entity that signs this Agreement as Franchisee acknowledges and accepts the duties and obligations imposed upon each of them, individually, by the terms of this Agreement. All partners of the entity that executes this Agreement, in the event said entity is a partnership, and all shareholders, officers and directors of the entity that executes this Agreement, in the event said entity is a corporation, shall execute the Guaranty and Assumption of Obligations attached hereto as Exhibit C and made a part hereof.

XXXII.      FORCE MAJEURE

         Whenever a period of time is provided in this Agreement for either party to do or perform any act or thing, except the payment of monies, neither party shall be liable or responsible for any delays due to strikes, lockouts, casualties, acts of God, war, governmental regulation or control or other causes beyond the reasonable control of the parties, and in any event said time period for the performance of an obligation hereunder shall be extended for the amount of time of the delay. This clause shall not, however, result in an extension of the term of this Agreement.

XXXIII.     CAVEAT

         The success of the business venture contemplated to be undertaken by Franchisee by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of Franchisee as an independent businessperson, and its active participation in the daily affairs of the business as well as other factors. Franchisor does not make any representation or warranty, express or implied, as to the potential success of the business venture in this Agreement.

XXXIV.      ACKNOWLEDGEMENTS

         A. Franchisee represents and acknowledges that it has received, read and understood this Agreement and Franchisor's Uniform Franchise Offering Circular; and that Franchisor has fully and adequately explained the provisions of each to Franchisee's satisfaction; and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

         B. Franchisee acknowledges that it has received a copy of this Agreement and the attachments thereto, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that Franchisee has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten (10) business days prior to the date on which this Agreement was executed.

         C. Franchisee affirms and agrees that Franchisor may sell its assets, its Marks or its System outright to a third party; may go public; may engage in a private placement of some or all of its securities; may merge, acquire other corporations, or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, Franchisee expressly and specifically waives any claims, demands or damages arising from or related to the loss of said Marks (or any variation thereof) and/or the loss of association with or identification of PICK-UPS PLUS, INC. as Franchisor hereunder.

         D. Franchisee has been advised to consult with its own advisors with respect to the legal, financial and other aspects of this Agreement, the business franchised hereby, and the prospects for that business. Franchisee has either consulted with such advisors or has deliberately declined to do so.

         E. The covenants not to compete set forth in this Agreement are fair and reasonable, and will not impose any undue hardship on Franchisee, since Franchisee has other considerable skills, experience and education which afford Franchisee the opportunity to derive income from other endeavors.

         F. Franchisee affirms that all information set forth in any and all applications, financial statements and submissions to Franchisor is true, complete and accurate in all respects, with Franchisee expressly acknowledging that Franchisor is relying upon the truthfulness, completeness and accuracy of such information.

         G. Franchisee has conducted an independent investigation of the business contemplated by this Agreement and recognizes that, like any other business, an investment in a Franchised Business involves business risks and that the success of the venture is primarily dependent upon the business abilities and efforts of Franchisee.

         H. If Franchisee is a partnership it represents and warrants that:

            1. Such partnership has been newly organized and its partnership agreement provides that its activities are confined exclusively to acting as a PICK-UPS PLUS franchisee;

            2. Each of its general partners or its managing partner(s) has executed this Agreement;

            3. The partnership agreement provides that transfer of interests in the partnership are subject to all restrictions on transfer imposed by this Agreement;

            4. No new partners shall be admitted to the partnership without obtaining Franchisor's prior written consent after disclosure of the terms and conditions contained herein having been made to the prospective new partners.

         I. If Franchisee is a corporation, it represents and warrants that:

            1. Such corporation has been newly organized and its charter provides that its activities are confined exclusively to acting as a PICK-UPS PLUS franchisee;

            2. Each stock certificate representing outstanding shares in the corporation has and shall have conspicuously endorsed upon it a statement effective under applicable law that it is held subject to, and that further assignment or transfer is subject to, all restrictions on transfer imposed by this Agreement;

            3. No new shares of common or preferred voting stock in the corporation shall be issued without obtaining Franchisor's prior written consent and after disclosure of the terms and conditions contained herein having been made to the prospective new holders of the stock.

         J. FRANCHISEE UNDERSTANDS AND ACKNOWLEDGES THAT ALL REPRESENTATIONS OF FACT CONTAINED HEREIN ARE MADE SOLELY BY FRANCHISOR. ALL DOCUMENTS, INCLUDING FRANCHISOR'S FRANCHISE AGREEMENT AND UNIFORM FRANCHISE OFFERING CIRCULAR AND ALL EXHIBITS THERETO, HAVE BEEN PREPARED SOLELY IN RELIANCE UPON REPRESENTATIONS MADE AND INFORMATION PROVIDED BY FRANCHISOR, ITS OFFICERS AND ITS DIRECTORS. FRANCHISEE FURTHER AGREES TO INDEMNIFY AND HOLD HARMLESS THE PREPARER OF ANY AND ALL SUCH FRANCHISE AGREEMENTS, OFFERING CIRCULARS AND EXHIBITS THERETO FROM ANY AND ALL LOSS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), DAMAGES AND LIABILITIES RESULTING FROM ANY REPRESENTATIONS AND/OR CLAIMS MADE BY FRANCHISOR IN SUCH DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed and delivered this Agreement in triplicate the day and year first above written.



ATTEST:                                        PICK-UPS PLUS, INC.:



-----------------------------------            By:
Witness                                           -----------------------------


                                               Title:
                                                     --------------------------



ATTEST:                                        FRANCHISEE:




-----------------------------------            By:
Witness                                           -----------------------------


                                               Title:
                                                     --------------------------



-----------------------------------            By:
Witness                                           -----------------------------


                                               Title:
                                                      -------------------------